CONSULTING AGREEMENT

     CONSULTING AGREEMENT, entered into as of the 31st day of December, 1997, by and between THE TOPPS COMPANY, INC., a Delaware corporation with an address at One Whitehall Street, New York, NY 10004-2109 ("Topps") and SEYMOUR BERGER, an individual with a residence at 36 Whitehall Road, Rockville Centre, NY 11570 ("Berger").

     WHEREAS,   Berger   is   a   long-time   employee,   and   currently   Vice
President-Sports and Licensing of Topps;

     WHEREAS, Berger has decided to retire from Topps effective as of December 31, 1997;

     WHEREAS, Topps wishes to retain Berger's services as a Consultant to Topps for the three-year period commencing on January 1, 1998, so that it can continue to benefit from his knowledge of Topps and the industries in which it operates, and from his expertise in the field of licensing, on the terms and subject to the conditions set forth below; and

     WHEREAS, Berger desires to provide consulting services to Topps on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1. Engagement Term. Topps hereby engages Berger, and Berger hereby accepts such engagement on the terms and conditions hereinafter provided, as a consultant to Topps for the period (the "Term") commencing January 1, 1998 (the "Commencement Date") and ending on December 31, 2000 (the "Termination Date").

          2. Scope and Performance Services.

               (a) In the performance of services to Topps, Berger shall not be required to provide consulting or advisory services to anyone other than the Chairman of the Board (the "Chairman") of Topps. Berger shall promote the name and goodwill of Topps in a professional manner throughout the baseball community and other sporting communities and shall, upon Topps' reasonable request, attend events such as those identified in paragraph 2(b) of this Agreement, and shall maintain contacts with key people in the baseball and other sporting communities in which Topps currently has business relationships. Berger shall also provide

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

such other licensing, marketing and sports-related consulting and advisory services as are reasonably requested by the Chairman in accordance with the terms of this Agreement.

               (b) Among the events Berger may be requested to attend on behalf of Topps are:

                    (i) the World Series;

                    (ii) the Baseball All-Star Game;

                    (iii) the Super Bowl;

                    (iv) Baseball Spring Training;

                    (v) Baseball winter meetings;

                    (vi) Baseball farm directors and scouting directors meeting;

                    (vii)  such  other  sports   functions  as  are   reasonably
identified from time to time by the Chairman.

               (c) Berger's duties shall not require that he provide consulting services on more than 90 days for each of the first and second twelve-month periods during the term and 45 days for the third twelve-month period during the term. Travel days and partial days count as "days" for the purposes of this

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

paragraph. After the first two years of the term, if Topps has not authorized Berger to attend two-thirds of the events described in paragraph 2(b)(i), (ii) and (iii)above, Berger shall (by giving written notice at any time between January 1, 2000 through January 10, 2000) be entitled to terminate this Agreement and accelerate and receive within 10 days of Berger's written notice, all amounts which would otherwise be due under paragraph 3(a) hereof through December 31,2000, and Topps shall continue to fulfill its obligation to Berger under paragraph 3(c) hereof as if the Agreement had continued through December 31,2000.


               (d) Topps shall make available to Berger office space and access to secretarial assistance consistent with his needs in its Manhattan, New York headquarters.

               (e) In the event that Arthur Shorin, at any time during the Term, is no longer Chairman of the Board of Topps, Berger may elect to perform his services hereunder solely by telephone.

               (f) During such time as Berger continues as a member of the Board of Directors of Topps, he shall be treated in all respects and given the same compensation as other non-employee members of the Board of Directors.

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
          3. Consulting Fees.

               (a) In consideration for the services to be rendered by Berger hereunder, Topps shall pay Berger an annual consulting fee during the Term as follows:

                  First 12-month period of agreement - $115,000 per annum

                  Second 12-month period of Agreement - $100,000 per annum

                  Third 12-month period of Agreement - $75,000 per annum

Payment for each year shall be made pro rata on a semi-monthly basis, in accordance with normal payroll practices. Payment shall be made directly to Berger at the address set forth on page 1 hereof, or by hand to Berger, or at such other place as Berger may designate in writing.

               (b) As soon as practicable after January 1, 1998, Topps shall transfer ownership and title to Berger in the vehicle currently leased by Topps for Berger free and clear of all liens.

               (c) As a retired employee of Topps, Berger shall immediately enroll in Medicare and Topps shall place Berger in its Blue Cross/65 Special Plan or any replacement or successor plan implemented by Topps during the term of this Agreement for retired persons. During the Term, Topps will reimburse

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

Berger for medical, dental and vision expenses not otherwise reimbursed under such Plan, upon the submission of proper documentation, on the same terms as, and subject to the limitations contained in, and for so long as such benefits are covered under Topps' special medical reimbursement plan for officers, subject to a maximum annual reimbursement of $20,000. In the event Topps no longer provides officers a special medical reimbursement, Topps shall have no further obligations to Berger under the preceding sentence.

               (d) Berger shall cease to participate in all Topps benefit plans effective December 31, 1997, except to the extent the terms of such plans otherwise provide benefits to similarly situated former employees, or as set forth in paragraph 3(c) above.

               (e) Notwithstanding anything contained in this Agreement to the contrary, Topps shall be required to perform all of its obligations under this Agreement and to continue to make all of the payments required under this Agreement in the event of Berger's death, disability, injury, sickness, health problem, incapacity or inability to perform.

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

               (f) Topps may terminate this Agreement, without any further obligation to Berger, on 10 days written notice only for cause as herein defined. Cause shall be deemed to occur only where Topps reasonably and in good faith determines that termination of this Agreement is appropriate by reason of Berger's conviction of a misdemeanor of moral turpitude or felony. In addition, in the event Topps reasonably and in good faith determines that Berger has been acting in a manner that is detrimental to Topps, Topps shall have the right to terminate the Agreement on 10 days' written notice, provided that it accelerates and pays Berger, within 10 days of Topps written notice, all amounts which would otherwise be due under paragraph 3(a) hereof through December 31, 2000, and provided further that Topps shall continue to fulfill its obligation to Berger under paragraph 3(c) hereof as if the Agreement had continued through December 31, 2000.

          4. Expenses. Berger shall be reimbursed for all reasonable and customary actual out-of-pocket expenses incurred by him in performing the services required by this Agreement, including, but not limited to, air fare, meals, entertainment and tips, lodging and ground transportation (unrelated to office commuting) and all other reasonable and customary actual out-of-pocket

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

expenses, provided all expenses in excess of $125.00 have been authorized by the Chairman. Topps shall reimburse Berger for his authorized expenses as heretofore provided within thirty (30) days of its receipt of Berger's expense report, subject to provision of appropriate receipts and other documentation in accordance with Topps practice applicable from time to time to comply with applicable law regarding deduction of business expenses. Payment shall be made directly to Berger at the address set forth on page 1 hereof, or by hand, or at such other place as Berger may designate in writing.

          5. Confidentiality; Ownership of Materials.

               (a) Any and all information about Topps' business, which is either (i) provided to Berger by Topps, or (ii) learned by Berger as a result of or in connection with his prior employment or this Agreement, other than information which is otherwise generally known or becomes generally known to the public, or which is made known to Berger by a third party not under an obligation of confidentiality to Topps or which is required to be disclosed by law or legal process, shall be kept in the strictest confidence by Berger, shall not be divulged and shall not be used by Berger for any purpose whatsoever other than the performance of his duties pursuant to this Agreement. Berger

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

acknowledges that Topps would not have an adequate remedy at law for money damages in the event that the covenants set forth in this paragraph were not performed in accordance with their terms and, therefore, Berger agrees that Topps shall be entitled to specific performance of the terms hereof (without being required to post a bond or other security in connection therewith) in addition to any other remedy to which it may be entitled, at law or in equity.

               (b) All Topps property, including Berger's work product in connection with his employment with Topps and in connection with his performance of services under this Agreement, shall be the exclusive property of Topps. Upon the termination of this Agreement and upon Topps' written request, all such materials shall be promptly delivered to Topps.

          6. Release.

               (a) In consideration for the payment of $10,000 on January 8, 1998, Berger hereby releases, subject to expiration of the seven day right of revocation referenced in such paragraph 6(b), Topps, its officers, directors, employees, subsidiaries, divisions, agents, and trustees and administrators under all Topps employee benefit plans, from all claims, actions and causes of

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

action he or his agents, executives, heirs, or assigns had, has or could have, whether known or unknown, arising on or prior to his execution of this Agreement out of his employment with Topps and the termination of that employment on December 31, 1997, including, but not limited to, all claims arising under the Older Workers Benefit Protection Act of 1990, the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. sec. 626), Title VII of the Civil Rights Act of 1964, as amended, the New York Human Rights Law, the Employee Retirement Income Security Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act or any other state, federal, local, equal employment, fair employment statute or under common law, including claims for wrongful discharge. Berger understands and agrees that, by executing this Agreement and release, Berger is giving up all right to further employment with Topps and Berger agrees that he will not apply for, solicit, seek or otherwise attempt to obtain employment with Topps, its affiliates, subsidiaries, parent corporations or successors. Notwithstanding the foregoing, nothing herein shall be considered as a release of:

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

               (i) any rights Berger has for eligible reimbursement expenses incurred on or prior to his termination date;

               (ii) any rights Berger has regarding corrections of errors and/or omissions relating to wages, payroll taxes, and personnel records;

               (iii)  any  rights  to  indemnification  Berger  may  have  under applicable laws or Topps' certificate of incorporation, by-laws, Board resolutions or otherwise, by virtue of his employment with Topps, his service as an officer of Topps, his service as a member of the Board of a Directors of Topps, to the extent such indemnification is made available to other former officers and directors.

               (iv) Berger's right to enforce the provisions of Topps release to Berger or of any other provision of this Agreement.

               (b) Berger hereby agrees and acknowledges that he has been given at least 21 days in which to consider signing this Agreement and Release. He understands that in the event he executes this Agreement and Release within less than 21 days of the date of its delivery to Berger, he acknowledges that such

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

decision was entirely voluntary and that he had the opportunity to consider this Agreement and Release for the entire 21-day period. He acknowledges that he has had the opportunity to consult with an attorney of his choice concerning this Agreement and Release. He has carefully read and fully understands all the provisions of this Agreement and Release and he is entering into the Agreement and Release voluntarily. He acknowledges that the consideration he is receiving in exchange for executing this Release is greater than that he would be entitled to in the absence of this Release. He understands that if he revokes this Agreement and Release, his termination of employment will nevertheless remain in full force and effect and he will not be entitled to the consulting fees specified in the Agreement. He has not relied upon any representation or statement, written or oral, not set forth in this Agreement and Release. He acknowledges that this Agreement and Release sets forth the entire Agreement between Topps and Berger and that it may not be changed orally. He understands that he has the right to revoke this Agreement and Release within 7 days of his signing it, and that this Agreement and Release shall not become effective or enforceable until this 7-day period has expired. He has carefully read and fully

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

understands all of the provisions of this Agreement and Release.

               (c) Topps hereby releases Berger (together with his beneficiaries, heirs, legal representatives and assigns) from all claims, actions and causes of action it had, has or could have, whether known or unknown arising on or prior to its execution of this Agreement arising out of activities undertaken in the normal course of his employment by Topps; provided, however, that Topps shall not thereby release Topps' right to enforce the provisions of Berger's release of Topps or of any other provision of this Agreement.

          7. Survivorship. Notwithstanding anything contained in this Agreement to the contrary, in the case of Berger's death, during the Term, Berger's spouse, designated beneficiaries or estate shall be entitled to receive any and all payments remaining to be made to Berger under paragraphs 3(a) and 3(c) hereof, according to the payment schedule set forth therein.

          8. Notices. All notices hereunder shall be hand delivered or sent by certified or registered mail or overnight delivery, against receipt, addressed to the parties as follows or to such other address as may be designated in writing:

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


                           If to Topps:

                                      The Topps Company, Inc.
                                      One Whitehall Street
                                      New York, NY  10004-2109
                                      Attention:  Arthur T. Shorin, Chairman

                           If to Berger:

                                      Mr. Seymour Berger
                                      36 Whitehall Road
                                      Rockville Centre, NY  11570

          9. Assignment; Binding Effect. This Agreement may not be assigned or transferred by Berger nor may Berger hire any subcontractors or subconsultants to perform services hereunder, without the prior written consent of Topps. Any attempted violative assignment, subcontract, or transfer, whether voluntary or by operation of law, shall be void and of no force or effect. This Agreement may be assigned by Topps only to any entity controlled by, under the control of, or commonly controlled with, Topps; provided, however, that notwithstanding such assignment, Topps shall remain obligated for all payments and other obligations hereunder.

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

          10. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral and written understandings and agreements relating thereto, and may not be modified, discharged, or terminated orally.

          11. Relationship of the Parties. As of the Commencement Date, Berger hereby resigns as an employee of Topps, and shall no longer be deemed an employee of Topps. The services being performed hereunder are being performed as an independent contractor and, as such, Berger shall be responsible for the payment of all taxes and contributions. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, and neither party shall have the power or authority to assume or create any obligations or responsibility whatsoever, express or implied, on behalf of or in the name of the other, to the other in any manner, or to make any representation, warranty, or commitment on behalf of the other.

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

          12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

          13. Waivers. Any waiver by either party of a breach of any provision of this agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

          14. Separability. If any provision of this Agreement is declared invalid, illegal, or unenforceable, such declaration shall not, in and of itself, nullify the remaining provisions of this Agreement. The balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

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

          15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

          16. Public Announcements. Except as otherwise required by law, Topps shall consult with Berger prior to making any public announcement regarding this Agreement or the substance thereof.

          17. No Mitigation. None of Topps' obligations under this Agreement shall be subject to any obligation by Berger to mitigate.

          18. No Setoff. Topps shall not have the right to set off or apply against any amounts payable to Berger under this Agreement any amounts claimed to be owing at any time by Berger to Topps.

          19. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof, including without limitation the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York City before one arbitrator. The arbitration shall be governed by the commercial arbitration rules of the American Arbitration Association. Any award

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

made by such arbitrator shall be final, binding and conclusive on Topps and Berger for all purposes, and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. Topps and Berger shall pay the cost of their own legal fees and expenses incurred in connection with such arbitration; provided, however, that if Berger prevails at such arbitration, Topps shall reimburse Berger for all reasonable legal fees and expenses incurred by Berger in connection with such arbitration. Berger shall be deemed to have prevailed only to the extent that a final judgment of the arbitrator is rendered in his favor.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed as of the date first above written.

                                            THE TOPPS COMPANY, INC.



                                          By:
                                                -------------------
                                          Name:
                                          Title:

SEYMOUR BERGER

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